Exhibit 4.31

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of November 30, 2006 by VINCOR INTERNATIONAL PARTNERSHIP, a Nevada general partnership, VINCOR INTERNATIONAL II, LLC, a Delaware limited liability company, VINCOR HOLDINGS, INC., a Delaware corporation, R.H. PHILLIPS, INC., a California corporation, THE HOGUE CELLARS, LTD., a Washington corporation, and VINCOR FINANCE, LLC, a Delaware limited liability company (collectively, the “Additional Subsidiary Guarantors”, and each individually, an “Additional Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders or other financial institutions or entities party as “Lenders” to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Constellation Brands, Inc., a Delaware corporation, the Subsidiary Guarantors referred to therein and the Administrative Agent are parties to an Credit Agreement dated as of June 5, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 6.09(b) of the Credit Agreement, each Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement, and an “Obligor” for all purposes of the U.S. Pledge Agreement. Without limiting the foregoing, each Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement. In addition, each Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement, and in Section 2 of the U.S. Pledge Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

Each Additional Subsidiary Guarantor hereby agrees that Annex 1 of the U.S. Pledge Agreement shall be supplemented as provided in Attachment A hereto.

Guarantee Assumption Agreement

IN WITNESS WHEREOF, each Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

VINCOR INTERNATIONAL PARTNERSHIP

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

VINCOR INTERNATIONAL II, LLC

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

VINCOR HOLDINGS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

R.H. PHILLIPS, INC.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

THE HOGUE CELLARS, LTD.

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

VINCOR FINANCE, LLC

By:	/s/ Thomas D. Roberts
Name:	Thomas D. Roberts
Title:	Vice President

Guarantee Assumption Agreement

Accepted and agreed: JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Randolph Cates
Name:	RANDOLPH CATES
Title:	VICE PRESIDENT

Guarantee Assumption Agreement

ATTACHMENT A

SUPPLEMENT TO ANNEX 1 TO U.S. PLEDGE AGREEMENT

PART A

PLEDGED STOCK

U.S. ISSUERS
Issuer	Certificate No.	Registered Owner	Number of Shares
Vincor Holdings, Inc.	6	Vincor International II, LLC	400 common shares
R.H. Phillips, Inc.	PM-1	Vincor Holdings, Inc.	10,000,000 shares of common stock
The Hogue Cellars, Ltd.	55	Vincor Holdings, Inc.	46,725 common shares

PART B

PLEDGED INTERESTS

U.S. ISSUERS
Issuer	Certificate No.	Registered Owner	Ownership Interests
Vincor International Partnership	1 2	Constellation Brands, Inc. Constellation Wines U.S., Inc.	99.9% 0.01%
Vincor International II, LLC	1	Vincor International Partnership	100%
Vincor Finance, LLC	1	Constellation Brands, Inc.	100%

Guarantee Assumption Agreement